As filed with the Securities and Exchange Commission on January 14, 2005
                                                 Registration No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   CREE, INC.
             (Exact name of registrant as specified in its charter)

            North Carolina                                56-1572719
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

          4600 Silicon Drive
         Durham, North Carolina                             27703
(Address of Principal Executive Offices)                  (Zip Code)

                                   CREE, INC.
                  AMENDED AND RESTATED EQUITY COMPENSATION PLAN
                            (AS AMENDED AND RESTATED)
                            (Full title of the plan)


                               Cynthia B. Merrell
                      Chief Financial Officer and Treasurer
                                   Cree, Inc.
                               4600 Silicon Drive
                          Durham, North Carolina 27703
                                 (919) 313-5300
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                              Adam H. Broome, Esq.
                                   Cree, Inc.
                               4600 Silicon Drive
                          Durham, North Carolina 27703

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed        Proposed
Title of Each         Amount        Maximum         Maximum         Amount of
Class of Securities   To Be         Offering Price  Aggregate       Registration
To Be Registered      Registered    Per Share       Offering Price  Fee
--------------------------------------------------------------------------------
Common Stock,         5,358,777     $33.13          $177,536,282.01   $20,896.02
$0.00125 Par Value    (1)           (2)             (2)               (2)
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.
(2) Calculated solely for the purpose of this offering pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 11, 2005.

                                     PART I
                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

     This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 5,358,777 shares of the Common Stock of the Registrant, $0.00125, par value, issuable under the Cree, Inc. Amended and Restated Equity Compensation Plan (the "Plan"). As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8 and consists of only those items required by General Instruction E to Form S-8. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 482(b) under the Securities Act of 1934. This document is not being filed with the Commission as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E of Form S-8, the prior Registration Statement relating to the Plan, Registration No. 333-92479 filed with the Commission on December 12, 1999, remains effective, and the contents of such Registration Statement are incorporated in this Registration Statement by this reference.

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 2004, filed on August 20, 2004;

(b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2004, filed on November 5, 2004, and the Registrant's Current Reports on Form 8-K filed on October 7, 2004, October 14, 2004, October 19, 2004, November 9, 2004 and January 13, 2005;

(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on January 29, 1993, and any amendments or reports filed for the purpose of updating such description; and

(d) The description of the rights attached to the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 30, 2002, and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

     The validity of the securities being registered by this Registration Statement will be passed upon for the Registrant by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. As of the date of this Registration Statement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 3,750 shares of Cree, Inc. common stock.

Item 8.  Exhibits.

        Exhibit No.     Description
        -----------     -----------

           5.1 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
           23.1         Consent of Ernst & Young LLP
           23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)
           24.1         Power of Attorney (Contained on signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 14th day of January, 2005.

                                       CREE, INC.


                                       By: /s/ Charles M. Swoboda
                                           -------------------------------------
                                           Charles M. Swoboda
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles M. Swoboda and Cynthia B. Merrell, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                          Title                          Date

                               Chairman and Director            January __, 2005
------------------------
F. Neal Hunter

 /s/ Charles M. Swoboda        President, Chief Executive       January 14, 2005
------------------------       Officer and Director
Charles M. Swoboda             (Principal Executive Officer)

/s/ Cynthia B. Merrell         Chief Financial Officer and      January 14, 2005
------------------------       Treasurer (Principal Financial
Cynthia B. Merrell             Officer and Principal Accounting
                               Officer)

/s/ James E. Dykes             Director                         January 12, 2005
------------------------
James E. Dykes

/s/ John W. Palmour            Director                         January 12, 2005
------------------------
John W. Palmour, Ph.D.

/s/ Robert J. Potter           Director                         January 12, 2005
------------------------
Robert J. Potter, Ph.D.

/s/ Dolph W. von Arx           Director                         January 12, 2005
------------------------
Dolph W. von Arx

/s/ Harvey A. Wagner           Director                         January 13, 2005
------------------------
Harvey A. Wagner

                                  EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

     5.1           Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                   Jernigan, L.L.P.

    23.1           Consent of Ernst & Young LLP

    23.2 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

    24.1           Power of Attorney (Contained on signature page)













































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